Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 20, 2008

among

TICKETMASTER

The Guarantors Party Hereto

and

THE BANK OF NEW YORK MELLON,

as Trustee

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of August 20, 2008, among TICKETMASTER, a Delaware corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”), and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors other than FLMG Holdings Corp., a Delaware corporation (the “Additional Guarantor”), and the Trustee entered into the Indenture, dated as of July 28, 2008 (the “Indenture”), relating to the Issuer’s 10.75% Senior Notes due 2016 (the “Notes”);

WHEREAS, the Notes were issued as part of financing relating to the pro rata distribution (the “Spin-Off”) of 100% of the capital stock of the Issuer to the stockholders of IAC/InterActiveCorp, a Delaware corporation;

WHEREAS, the Additional Guarantor became a Domestic Restricted Subsidiary of the Issuer as a result of the Spin-Off, and Sections 4.13 and 9.01 of the Indenture require the Additional Guarantor to execute and deliver to the Trustee this Supplemental Indenture pursuant to which the Additional Guarantor shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms set forth in the Indenture;

WHEREAS, the Guarantors, Additional Guarantor and the Issuer have requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary have been done to make this Supplemental Indenture, when executed and delivered by the Guarantors, the Additional Guarantor and the Issuer, the legal, valid and binding agreement of the Guarantors, the Additional Guarantor and the Issuer, in accordance with its terms.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  The Additional Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

1

Section 4.  This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5.  This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6.  The recitals contained herein are made by the Issuer, the Guarantors and Additional Guarantor and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.  All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TICKETMASTER, as Issuer

By:	/s/ Brian Regan
Name: Brian Regan
Title: Executive Vice President
and Chief Financial Officer

IAC PARTNER MARKETING, INC.,
MICROFLEX 2001 LLC,
TICKETMASTER ADVANCE TICKETS, LLC,
TICKETMASTER CALIFORNIA GIFT CERTIFICATES L.L.C.,
TICKETMASTER CHINA VENTURES, L.L.C.,
TICKETMASTER EDCS LLC,
TICKETMASTER FLORIDA GIFT CERTIFICATES L.L.C.,
TICKETMASTER GEORGIA GIFT CERTIFICATES L.L.C.,
TICKETMASTER INDIANA HOLDINGS CORP.,
TICKETMASTER L.L.C.,
TICKETMASTER MULTIMEDIA HOLDINGS LLC,
TICKETMASTER NEW VENTURES HOLDINGS, INC.,
TICKETMASTER WEST VIRGINIA GIFT CERTIFICATES L.L.C.,
TICKETMASTER-INDIANA, L.L.C.,
TICKETWEB INC.,
TM VISTA INC.,
as Guarantors

By:	/s/ Brian Regan
Name: Brian Regan
Title: Executive Vice President
and Chief Financial Officer

Signature Page to Supplemental Indenture

ECHOMUSIC, LLC,
EVENTINVENTORY.COM, INC.,
NETTICKETS.COM, INC.,
OPENSEATS, INC.,
PACIOLAN, INC.,
PREMIUM INVENTORY, INC.,
SHOW ME TICKETS, LLC,
THE V.I.P. TOUR COMPANY,
TICKETSNOW.COM, INC.,
TNOW ENTERTAINMENT GROUP, INC.,
as Guarantors

By:	/s/ Brian Regan
Name: Brian Regan
Title: Vice President

FLMG HOLDINGS CORP., as Guarantor

By:	/s/ Tanya Stanich
Name: Tanya Stanich
Title: Vice President and Assistant Secretary

Signature Page to Supplemental Indenture

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Sherma Thomas
Name: Sherma Thomas
Title: Assistant Treasurer

Signature Page to Supplemental Indenture